Exhibit 99.1

The ADT Corporation 1501 Yamato Road Boca Raton, FL 33431 +1 561.988.3600 www.adt.com

FOR IMMEDIATE RELEASE

Media Relations	Investor Relations
Sarah Cohn	Craig Streem
tel: +1 561.322.7029	tel: +1 561.226.2983
scohn@adt.com	cstreem@adt.com

ADT REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

BOARD OF DIRECTORS AUTHORIZES $2.0 BILLION SHARE REPURCHASE PROGRAM OVER 3 YEARS

COMPANY DECLARES INITIAL QUARTERLY DIVIDEND OF $0.125 PER SHARE

FOURTH QUARTER 2012

•	Recurring revenue of $742 million, up 5.2%

•	Net income of $94 million, up 1.1%

•	EBITDA before special items of $401 million, up 2.8%

•	GAAP earnings per share of $0.40 and earnings per share before special items of $0.43

FOURTH QUARTER AND FISCAL YEAR RESULTS1

($ in millions, except per-share amounts)	Q4 2012	Q4 2011	Change	FY 2012	FY 2011	Change
Recurring revenue	$742	$705	5.2%	$2,903	$2,765	5.0%
Other revenue	$70	$89	-21.3%	$325	$345	-5.8%
Total revenue	$812	$794	2.3%	$3,228	$3,110	3.8%
Net income	$94	$93	1.1%	$394	$376	4.8%
EBITDA before special items[1]	$401	$390	2.8%	$1,609	$1,534	4.9%
EBITDA margin before special items[1]	49.4%	49.1%	30 bps	49.8%	49.3%	50 bps
Net cash provided by operating activities	$362	$396	-8.6%	$1,493	$1,439	3.8%
Free cash flow before special items[1]	$86	$154	-44.2%	$432	$563	-23.3%
Diluted earnings per share	$0.40	$0.39	2.6%	$1.67	$1.59	5.0%
Diluted earnings per share before special items[1]	$0.43	$0.41	4.9%	$1.74	$1.66	4.8%

BOCA RATON, FL– November 27, 2012 – The ADT Corporation (NYSE: ADT) today reported diluted earnings per share of $0.40 for the fourth quarter of 2012, and diluted earnings per share before special items of $0.43. Naren Gursahaney, ADT’s Chief Executive Officer, said, “With our recent spin-off from Tyco International we entered the new fiscal year as a standalone public company with a clear leadership position in residential and small business security in North America. We are excited about the opportunities ahead of us to build on our leadership position and drive ongoing profitable growth.” Commenting on the company’s results for the fourth quarter, Gursahaney added, “We delivered solid recurring revenue growth fueled by the continued success of Pulse in the residential and small business security markets. Our focus for 2013 is to deliver meaningful shareholder value by leveraging our competitive strengths to accelerate growth and through the efficient deployment of capital.”

[1]	Reconciliations from GAAP to non-GAAP financial measures can be found in the attached tables, as well as on the Investor Relations section of our web site, www.ADT.com.

Recurring revenue, which made up over 90% of total revenue in the quarter, was up 5.2%, driven by 4.4% growth in average revenue per customer, which rose to $38.87, and 1.1% net growth in customer accounts. Non-recurring revenue declined 21.3% as the Company’s mix continues to shift toward more ADT-owned systems, increasing deferred revenue and reducing current period installation revenue. Total revenue of $812 million increased 2.3%, compared to the fourth quarter of 2011. Attrition was up 30 basis points sequentially to 13.8% with the majority of the increase coming from voluntary disconnects, in part due to the higher level of price escalations implemented in the second and third quarters. ADT added 284,000 new customers and closed the quarter with 6.4 million customer accounts, 1.1% higher than last year.

EBITDA before special items was $401 million, 2.8% higher than the fourth quarter of the prior year, and EBITDA margin before special items was 49.4%, a 30 basis point improvement. In the quarter the Company had a 20 basis point unfavorable impact to EBITDA margin primarily from charges related to legal matters of $15 million, or 180 basis points (including a lawsuit under the Telephone Consumer Protection Act), partially offset by a 160 basis point favorable impact from the mix shift to more ADT-owned systems.

The Company’s Board of Directors has approved a share repurchase program, authorizing the Company to purchase $2.0 billion of its common stock. The program expires on November 27, 2015 and may be terminated at any time.

The Company declared a quarterly dividend of $0.125 per share, payable December 18, 2012 to shareholders of record on December 10, 2012.

FISCAL YEAR 2013 GUIDANCE

•	Recurring revenue growth of 4.9%-5.2%

•	EBITDA margin before special items of 49.5%-50.5%

•	Free cash flow before special items of $375-$425 million

•	Steady-state free cash flow before special items of $950 million-$1.0 billion

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s fourth quarter and annual results for 2012 during a conference call and webcast today beginning at 8:30 a.m. (ET). During the conference call and webcast management will refer to a slide presentation hosted on and accessible at http://investors.adt.com. Today’s conference call for investors can be accessed in the following ways:

•	At ADT’s website: http://investors.adt.com

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (888) 680-0879, pass code 95126161 when prompted. The telephone dial-in number for participants outside the United States is (617) 213-4856, pass code 95126161 when prompted.

•

An audio replay of the conference call will be available at 11:30 a.m. (ET) on November 27, 2012 and ending at 11:59 p.m. (ET) on December 11, 2012. The dial-in number for participants in the United States is (888) 286-8010, pass code 85092466 when prompted. For participants outside the United States, the replay dial-in number is (617) 801-6888, pass code 85092466 when prompted.

ABOUT ADT

The ADT Corporation (NYSE: ADT) is a leading provider of electronic security, automation and related monitoring services for residences and businesses in North America. ADT’s broad and pioneering set of products and services, including ADT Pulse interactive home and business solutions, and home health services, meet a range of customer needs for mobile lifestyles. ADT helps provide peace of mind to more than six million customers in the U.S. and Canada. Headquartered in Boca Raton, Florida, ADT employs approximately 16,000 people at nearly 200 locations. More information is available at www.adt.com.

From time to time, ADT may use its website as a channel of distribution of material company information. Financial and other material information regarding the company is routinely posted on and accessible at http://investors.adt.com. In addition, you may automatically receive email alerts and other information about ADT by enrolling your email by visiting the “Investor Relations” section at http://investors.adt.com.

NON-GAAP MEASURES

Earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA margin, free cash flow (FCF), steady-state free cash flow (SSFCF) and earnings per share (EPS), in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

EBITDA is a useful measure of the company’s success in acquiring, retaining and servicing our customer base and ability to generate and grow recurring revenue while providing a high level of customer service in a cost-effective manner. The difference between Net Income (the most comparable GAAP measure) and EBITDA (the non-GAAP measure) is the exclusion of interest expense, the provision for income taxes, depreciation and amortization expense. Excluding these items eliminates the impact of expenses associated with our capitalization and tax structure as well as the impact of non-cash charges related to capital investments.

In addition, from time to time, the company may present EBITDA before special items, which is EBITDA, adjusted to exclude the impact of the special items highlighted below. This number provides information to investors regarding the impact of certain items management believes are useful to identify, as described below.

There are material limitations to using EBITDA. EBITDA may not be comparable to similarly titled measures reported by other companies. Furthermore, EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense and tax expense, which directly affect our net income. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering EBITDA in conjunction with net income as calculated in accordance with GAAP.

FCF is a useful measure of our cash that is free from significant existing obligations and available for other uses. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists of the impact of capital expenditures, subscriber system assets, dealer generated customer accounts and bulk account purchases. Dealer generated accounts are accounts that are generated through our network of authorized dealers. Bulk account purchases represent accounts that we acquire from third parties outside of our authorized dealer network, such as other security service providers, on a selective basis. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities.

SSFCF is a useful measure of pre-levered cash that is generated by the business after the cost of replacing recurring revenue lost to attrition, but before the cost of new subscribers driving recurring revenue growth. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and SSFCF (the non-GAAP measure) consists of the impact of capital expenditures, subscriber system assets, dealer generated customer accounts required to maintain recurring revenue, and cash paid for interest and income taxes. Capital expenditures, subscriber system assets, and dealer generated customer accounts required to maintain recurring revenue are subtracted from cash flows from operating activities because they represent long-term investments that are required to replace recurring revenue lost to attrition. The exclusion of cash paid for interest and income taxes eliminates the impact of cash flows associated with our capitalization and tax structure.

In addition, from time to time the company may present free cash flow and steady-state free cash flow before special items, which is free cash flow and steady-state free cash flow, adjusted to exclude the cash impact of the special items highlighted below. This number provides information to investors regarding the cash impact of certain items management believes are useful to identify, as described below.

The limitation associated with using FCF and SSFCF is that they adjust for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF and SSFCF in combination with the GAAP cash flow numbers.

FCF and SSFCF as presented herein may not be comparable to similarly titled measures reported by other companies. These measures should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and reconciliations presenting the components of FCF and SSFCF.

The company has presented its EPS, EBITDA, EBITDA margin, FCF and SSFCF before special items. Special items include charges and gains related to acquisitions, restructurings, impairments, and other income or charges that may mask the underlying operating results and/or business trends of the company. The company utilizes these measures to assess overall operating performance, as well as to provide insight to management in evaluating overall operating plan execution and underlying market conditions. The company also presents its effective tax rate as adjusted for special items for consistency. One or more of these measures may be used as components in the company’s incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between net income and EPS before special items and net income and EPS (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. EBITDA and EBITDA margin before special items do not reflect any additional adjustments that are not reflected in net income before special items. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and operating margin and net income and EPS. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “expect”, “intend”, “will”, “anticipate”, “believe”, “confident”, “continue”, “propose” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements addressing ADT’s future financial condition and operating results, the health and growth prospects of the industries and end markets in which ADT operates, statements regarding the leadership, resources, potential, priorities, and opportunities for the independent companies following the transactions, the expected credit profile of the three independent companies following the transactions, the expected benefits of the transactions to each of the two companies, and the timing of the proposed transactions and events required to effect the transactions. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties, include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact ADT or the markets and industries in which it competes, failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed transactions; adverse effects on the market price of ADT’s common stock or operating results because of a failure to complete the proposed transactions; failure to realize the expected benefits of the proposed transactions; significant transaction costs and/or unknown liabilities resulting from the proposed transactions; unanticipated expenses related to the proposed transactions, such as litigation or legal settlement expenses; failure to obtain tax rulings or tax law changes in connection with the proposed transactions; changes in capital market conditions that may affect proposed debt refinancing related to the proposed transactions; the impact of the proposed transactions on the company’s employees, customers and suppliers; future opportunities that ADT’s board may determine present greater potential to increase shareholder value; and the ability of the companies to operate independently following the proposed transactions. Actual results could differ materially from anticipated results. More detailed information about these and other factors is set forth in ADT’s Annual Report on Form 10-K for the fiscal year ended Sept. 28, 2012 and in subsequent filings with the Securities and Exchange Commission. We undertake no duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.

THE ADT CORPORATION

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	For the Quarters Ended			For the Years Ended
	September 28, 2012	September 30, 2011	% Change	September 28, 2012	September 30, 2011	% Change
Revenue	$812	$794	2.3%	$3,228	$3,110	3.8%
Cost of revenue	336	350	(4.0)%	1,374	1,341	2.5%
Selling, general and administrative expenses	302	266	13.5%	1,125	1,076	4.6%
Separation costs	7	—		7	—

Operating income	167	178	(6.2)%	722	693	4.2%
Interest income	1	1	— %	1	1	— %
Interest expense	(23)	(22)	4.5%	(93)	(90)	3.3%

Income before income taxes	145	157	(7.6)%	630	604	4.3%
Income tax expense	(51)	(64)	(20.3)%	(236)	(228)	3.5%

Net income	$94	$93	1.1%	$394	$376	4.8%

Earnings per share:
Basic	$0.41	$0.40	2.5%	$1.70	$1.62	4.9%
Diluted	$0.40	$0.39	2.6%	$1.67	$1.59	5.0%
Weighted-average shares outstanding:
Basic	232	232		232	232
Diluted	236	236		236	236

THE ADT CORPORATION

CONSOLIDATED AND COMBINED BALANCE SHEETS

(in millions)

(Unaudited)

	September 28, 2012	September 30, 2011
Assets
Current Assets:
Cash and cash equivalents	$234	$65
Accounts receivable trade, net	78	94
Inventories	42	33
Prepaid expenses and other current assets	46	48
Deferred income taxes	40	23

Total current assets	440	263
Property and equipment, net	217	172
Subscriber system assets, net	1,744	1,653
Goodwill	3,400	3,395
Intangible assets, net	2,861	2,755
Deferred subscriber acquisition costs, net	464	417
Other assets	134	84

Total Assets	$9,260	$8,739

Liabilities and Equity
Current Liabilities:
Current maturities of long-term debt	$2	$1
Accounts payable	144	153
Accrued and other current liabilities	181	163
Deferred revenue	245	250

Total current liabilities	572	567
Long-term debt	2,525	1,506
Deferred subscriber acquisition revenue	675	630
Deferred tax liabilities	157	632
Other liabilities	174	173

Total Liabilities	4,103	3,508

Total Equity	5,157	5,231

Total Liabilities and Equity	$9,260	$8,739

THE ADT CORPORATION

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	For the Years Ended
	September 28, 2012	September 30, 2011	% Change
Cash Flows from Operating Activities:
Net income	$394	$376
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and intangible asset amortization	871	825
Amortization of deferred subscriber acquisition costs	111	102
Amortization of deferred subscriber acquisition revenue	(120)	(114)
Non-cash compensation expense	7	9
Deferred income taxes	22	(53)
Provision for losses on accounts receivable and inventory	53	46
Other non-cash items	12	3
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(33)	(45)
Inventories	(30)	(10)
Accounts payable	(9)	35
Accrued and other liabilities	19	(47)
Income taxes, net	184	266
Deferred subscriber acquisition costs	(147)	(131)
Deferred subscriber acquisition revenue	161	115
Other	(2)	62

Net cash provided by operating activities	1,493	1,439	3.8%

Cash Flows from Investing Activities:
Dealer generated customer accounts and bulk account purchases	(648)	(581)
Subscriber system assets	(378)	(290)
Capital expenditures	(61)	(31)
Other	(9)	(7)

Net cash used in investing activities	(1,096)	(909)	20.6%

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	2,489	—
Repayment of long-term debt	(1)	(1)
Debt issuance costs	(26)	—
Allocated debt activity	(1,482)	(5)
Change in due to (from) Tyco and affiliates	(63)	32
Change in parent company investment	(1,148)	(574)

Net cash used in financing activities	(231)	(548)	(57.8)%

Effect of currency translation on cash	3	(1)

Net increase (decrease) in cash and cash equivalents	169	(19)
Cash and cash equivalents at beginning of year	65	84

Cash and cash equivalents at end of year	$234	$65	260.0%

THE ADT CORPORATION

GAAP to Non-GAAP Reconciliations

(Unaudited)

Operating Income and Margin

	For the Quarters Ended			For the Years Ended
($ in millions)	September 28, 2012	September 30, 2011	Change	September 28, 2012	September 30, 2011	Change
Operating Income (GAAP)	$167	$178	(6.2)%	$722	$693	4.2%
Operating Margin	20.6%	22.4%	(180) bps	22.4%	22.3%	10 bps
Restructuring, net	2	(1)		4	—
Integration costs	2	9		14	28
Separation costs	7	—		7	—

Operating Income Before Special Items	$178	$186	(4.3)%	$747	$721	3.6%

Operating Margin Before Special Items	21.9%	23.4%	(150) bps	23.1%	23.2%	(10) bps

Net Income
	For the Quarters Ended			For the Years Ended
($ in millions)	September 28, 2012	September 30, 2011	Change	September 28, 2012	September 30, 2011	Change
Net Income (GAAP)	$94	$93	1.1%	$394	$376	4.8%
Restructuring, net	2	—		3	—
Integration costs	1	5		8	17
Separation costs	4	—		4	—
Debt issuance costs	—	—		2	—

Net Income Before Special Items	$101	$98	3.1%	$411	$393	4.6%

Earnings Per Share
	For the Quarters Ended			For the Years Ended
	September 28, 2012	September 30, 2011	Change	September 28, 2012	September 30, 2011	Change
Diluted EPS (GAAP)	$0.40	$0.39	2.6%	$1.67	$1.59	5.0%
Restructuring, net	0.01	—		0.01	—
Integration costs	—	0.02		0.03	0.07
Separation costs	0.02	—		0.02	—
Debt issuance costs	—	—		0.01	—

EPS Before Special Items	$0.43	$0.41	4.9%	$1.74	$1.66	4.8%

THE ADT CORPORATION

GAAP to Non-GAAP Reconciliations (continued)

(Unaudited)

EBITDA

	For the Quarters Ended			For the Years Ended
($ in millions)	September 28, 2012	September 30, 2011	Change	September 28, 2012	September 30, 2011	Change
Net Income (GAAP)	$94	$93	1.1%	$394	$376	4.8%
Interest expense, net	22	21		92	89
Income tax expense	51	64		236	228
Depreciation and amortization	225	207		871	825
Amortization of deferred subscriber acquisition costs	29	26		111	102
Amortization of deferred subscriber acquisition revenue	(31)	(29)		(120)	(114)

EBITDA	$390	382	2.1%	1,584	1,506	5.2%
Restructuring, net	2	(1)		4	—
Integration costs	2	9		14	28
Separation costs	7	—		7	—

EBITDA Before Special Items	$401	$390	2.8%	$1,609	$1,534	4.9%

EBITDA Margin Before Special Items	49.4%	49.1%	30bps	49.8%	49.3%	50bps
FCF
	For the Quarters Ended			For the Years Ended
($ in millions)	September 28, 2012	September 30, 2011	Change	September 28, 2012	September 30, 2011	Change
Net cash provided by operating activities	$362	$396	(8.6)%	$1,493	$1,439	3.8%
Dealer generated customer accounts and bulk account purchases	(154)	(156)		(648)	(581)
Subscriber system assets	(110)	(79)		(378)	(290)
Capital expenditures	(17)	(11)		(61)	(31)

FCF	$81	$150	(46.0)%	$406	$537	(24.4)%
Restructuring, net	1	1		3	8
Integration costs	2	3		14	18
Separation costs	2	—		9	—

FCF Before Special Items	$86	$154	(44.2)%	$432	$563	(23.3)%

THE ADT CORPORATION

SELECTED FINANCIAL AND OPERATING DATA

(Unaudited)

	For the Quarters Ended
	September 28, 2012	September 30, 2011	Change
Recurring customer revenue (in millions)	$742	$705	5.2%
Other revenue (in millions)	70	89	(21.3)%

Total revenue (in millions)	$812	$794	2.3%

Ending number of customers (in thousands)	6,422	6,351	1.1%
Gross customer additions (in thousands) (1)	284	290	(2.1)%
Customer attrition rate (2)	13.8%	13.0%	80 bps
Average revenue per customer (dollars) (3)	$38.87	$37.24	4.4%

(1)	Gross customer additions for the quarter ended September 30, 2011 include approximately 20,000 customers related to the fact that fiscal year 2011 was a 53-week year. Excluding the impact of the additional week, gross customer additions grew 5.2% year-over-year.
(2)	The attrition rate is a 52 week trailing ratio, the numerator of which is the annualized recurring revenue lost during the period due to attrition and the denominator of which is total annualized recurring revenue based on an average of recurring revenue under contract at the beginning of each month during the period.
(3)	Average revenue per customer measures the average amount of recurring revenue per customer per month, and is calculated based on the recurring revenue under contract at the end of the period, divided by the total number of customers under contract at the end of the period.